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                                                                    EXHIBIT 24.1

                               POWERS OF ATTORNEY
            OFFICERS AND DIRECTORS OF ACCEL INTERNATIONAL CORPORATION


The undersigned officers and/or directors of ACCEL International Corporation, a Delaware corporation, which anticipates filing a Form 10-K under the provisions of the Securities Act of 1934 with the Securities and Exchange Commission, Washington, D.C., hereby constitutes and appoints Douglas J. Coats, Cindy A. Moore and Nicholas Z. Alexander, and each of them, severally, with full power of substitution and resubstitution, as attorneys or attorney to sign for the undersigned in any and all capacities such Form 10-K and any and all amendments thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such Form 10-K with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Executed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                           Title                                       Date
/s/Douglas J. Coats                 President, Chief Executive Officer          February 22, 1999
Thomas H. Friedberg                 and Director (principal executive officer)

/s/Cindy A. Moore                   Senior Vice President, Chief Financial      March 3, 1999
Cindy A. Moore                      Officer, Treasurer (principal financial
                                    and accounting officer) and Director

/s/Robert Betagole                  Director                                    February 22, 1999
Robert Betagole

/s/David T. Chase                   Director                                    February 24, 1999
David T. Chase

/s/Raymond H. Deck                  Chairman of the Board and Director          February 18, 1999
Raymond H. Deck

/s/Richard Desich                   Director                                    February 22, 1999
Raymond H. Deck

/s/Kermit G. Hicks                  Director                                    February 22, 1999
Kermit G. Hicks

/s/Stephen M. Qua                   Director                                    February 19, 1999
Stephen M. Qua

/s/John P. Redding                  Director                                    February 25, 1999
John P. Redding